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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion in Form 8-K (Current Report) of The Walt Disney Company filed on April 26, 1996 and to the incorporation by reference in the Registration Statement (Form S-3 No. 62777) and related Prospectus of The Walt Disney Company and DC Holdco, Inc. of our report dated March 8, 1996 with respect to the consolidated financial statements of Capital Cities/ABC, Inc. for the years ended December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
April 26, 1996